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                                                                   EXHIBIT 10.1

                           EMPLOYMENT AGREEMENT RE:  BRUNO

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Management Alliance Corporation, a Texas corporation (herein referred to as the "Company"), and Anthony J. Bruno (herein referred to as the "Executive").

                                 W I T N E S S E T H:

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

     WHEREAS, the purpose of this document is to set forth the terms and conditions of such employment.

     NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive as the President of the Company, and the Executive hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement.

     2. TERM. Except in the case of earlier termination as herein specifically provided, the term of this Agreement shall be for a two (2) year period beginning on January 1, 1998 and ending December 31, 1999 (such date being the "Termination Date").

     3. COMPENSATION. As base compensation for the services of the Executive during the term of this Agreement, the Company shall pay the Executive a salary at an annual rate of $110,000.00, plus such additional compensation, if any, which the Board of Directors of the Company (the "Board") may from time to time determine. The Executive's salary hereunder shall

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be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law), and may be paid, in whole or in part, by one or more of the subsidiaries of the Company.

     In addition to the Executive's base salary, the Executive shall be entitled to each of the following during the term of this Agreement (at the Company's expense unless otherwise indicated): (a) the right to participate in the Executive Bonus Plan, which shall entitle the Executive to such bonus awards as will be determined by the Board and paid to the Executive by the Company, (b) a monthly housing allowance of $2,500 per month from the date of this Agreement until October 1, 1998, which allowance may be extended on a year to year basis at the discretion of the Board, (c) payments for the normal monthly lease rental obligations required to be paid for a vehicle to be leased by the Executive during the term of this Agreement, subject to extension on a year to year basis at the discretion of the Board, the make and model of which will be chosen by the Board, (d) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive, the Executive's spouse and the Executive's children and which shall contain such benefits and options as shall be made available to other employees of the Company (the parties acknowledge that the Executive shall be responsible for paying such portion of this coverage as shall be consistent with Company policy for its employees in general), (e) the right to participate in any and all 401(k) plans and Section 125 plans now in effect or hereafter adopted by the Company, (f) the right to participate in any other benefit plans of the Company to the extent the Board determines the Executive shall be a participant in such plan(s), (g) the right to all fringe benefits generally made available to other executives and/or employees of the Company (including, but not by way of limitation, disability benefits if and to the extent available) at the

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discretion of the Board, (h) such vacation and sick leave as shall be permitted by the Company's standard policies for other senior executive employees of the Company, and (i) options to purchase shares of stock of Diversified Corporate Resources, Inc. ("DCRI"), a Texas corporation, which owns all of the issued capital stock of the Company, to the extent that the Board of Directors of DCRI determines that the Executive shall be a participant in DCRI's stock option plan, including options to purchase up to 12,000 shares of stock of DCRI that have been previously granted to the Executive.

     4. DUTIES AND SERVICES. During the term of this Agreement, the Executive agrees to (a) do his utmost to enhance and develop the best interests and welfare of the Company, (b) give his best efforts and skill to advancing and promoting the growth and success of the Company, and (c) perform such duties or render such services as the Board may, from time to time, reasonably confer upon or impose on the Executive.

     5.   TERMINATION.

          a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) any act or omission constituting fraud under the laws of the State of Texas or the United States of America; or (ii) a finding of probable cause, or a plea of NOLO CONTENDERE to, a felony or other crime involving moral turpitude; or (iii) the negligent performance by the Executive of the responsibilities of his position; or (iv) the failure by the Executive to adhere to the Company's policies or directives, including those set forth in its Employee Handbook and Company policy statement relating to trading in DCRI's securities by the Company's personnel (the "Insider Trading Policy"); or (v) the Executive's

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     engagement in any act of dishonesty or theft within the scope of his employment that, in the opinion of the Board, is detrimental to the best interests of the Company; or (vi) the Executive's use and/or distribution of alcohol or illegal substances while acting within the scope of his employment; or (vii) the breach of any of the substantive terms of this Agreement; or (viii) the failure of the Executive to meet the performance goals established in an annual budget for the Company prepared by the Executive and his staff and presented to and approved by the Board as the annual budget for the Company. The determination by the Board as to the matters covered by (iii), (iv), (v) or (viii) above shall be conclusive; provided, however, that the Company will not be entitled to terminate this Agreement for cause pursuant to (iii),
     (iv) or (viii) above unless, prior to such termination, the Executive has received a written reprimand detailing the acts or omissions constituting such failure to perform the responsibilities of his position, to adhere to the Company's policies or to meet his performance goals, except that no prior reprimand is required with respect to violations of the Insider Trading Policy.

          b. The Company may terminate the Executive as an employee of the Company at any time during the term of this Agreement, subject to Paragraph 6 of this Agreement.

          c. The Executive may terminate his employment with the Company at any time by giving ninety (90) days' written notice to the Company.

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          d.   The Executive's employment by the Company shall
     automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement, subject to Paragraph 6 of this Agreement.

          e. If the Executive is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Executive's employment by the Company shall terminate thirty (30) days after the day on which the Board determines that the Executive is so disabled and that this Agreement should be terminated by reason of such disability, subject to Paragraph 6 of this Agreement. Notwithstanding the foregoing, the Executive shall be notified in writing if the Company determines that the Executive is disabled due to mental or physical health; in such event, the Executive shall have the right to contest any determination of disability by the Company. In the event that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.

     6.   SEVERANCE AND OTHER PAYMENTS.

          a. If the Executive's employment pursuant to this Agreement is terminated by the Executive, is terminated for "cause" (as herein defined) or is terminated due to the death or disability (as determined pursuant to Paragraph 5(e) of this Agreement) of the Executive, the Company shall not be obligated to pay or provide any severance compensation or benefits to the Executive.

          b. If the Executive's employment with the Company is terminated under Paragraph 5(b), (d) or (e) of this Agreement, the Company agrees to pay to

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     the Executive each month an amount equal to the base compensation per month for the shorter of: (i) the period of six (6) months following the date of termination of the Executive's employment with the Company or (ii) the period from such termination to the Termination Date. Notwithstanding the foregoing, the parties acknowledge and agree that if such termination does occur, the following shall be applicable: (i) the amount of monthly compensation required to be paid by the Company to the Executive shall be reduced by the amount of monthly compensation payable to the Executive by any one or more entities with which the Executive is employed, and/or the amount of self-employment income earned by the Executive during the month involved, and (ii) the Executive shall use reasonable efforts to secure reasonably comparable employment and/or generate self-employment income to minimize or eliminate the Company's obligation to pay severance compensation to the Executive.

          c. If the Executive's employment is terminated during the term of this Agreement, for any reason other than "cause," the Executive shall be entitled to receive a pro rata share (based upon the number of months employed during the calendar year in which employment with the Company is terminated) of any bonus or incentive compensation which the Executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved.

     7. WORKING CONDITIONS. The Company will provide the Executive with a private office and secretarial services.

     8. TRAVEL AND ENTERTAINMENT. The Executive is authorized to incur reasonable business expenses on behalf of the Company, including, but not by way of limitation, expenditures of

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entertainment, gifts and travel; if any expenses are of a kind or a cost in excess of the written policies established by the Board, such expenses must be expressly authorized by the Board. The Company agrees to reimburse the Executive for all such expenses upon the Executive's presentation of an itemized account of such expenditures.

     9. NONSOLICITATION AGREEMENT. In the event that the termination of employment of the Executive pursuant to this Agreement is effectuated by the Executive electing to terminate his employment pursuant to this Agreement, or by Company for "cause" (as herein defined), the Executive agrees that the Executive shall not, for a one (1) year period of time following the date of termination of his employment, (a) solicit for employment or hire any individual who was an executive or employee of the Company, or any of its affiliates, on the date of termination of his employment or at any time within the twelve (12) months preceding the date of termination of his employment, or (b) solicit the business of any person or entity who is or was a customer, client, agent or representative of the Company, or any of its affiliates, at the date of termination of his employment, or at any time during the twelve (12) months preceding the date of termination of his employment. The covenants and agreements set forth in this Paragraph 9 shall survive the termination of this Agreement.

     10. NONCOMPETITION AGREEMENT. The Executive acknowledges that the special relationship of trust and confidence between himself, the Company, and its clients, customers, vendors and suppliers creates a high risk and opportunity for the Executive to misappropriate the relationship and goodwill existing between the Company and its clients, customers, vendors, and suppliers. The Executive further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation. The Executive further acknowledges that prior to and during his employment with the Company, he will be

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provided with access to the Company's confidential and proprietary information, that will enable him to benefit from the Company's goodwill and know-how.

     The Executive acknowledges that it would be inherent in the performance of his duties as a director, officer, employee, agent or consultant of any person, association, entity or company that competes with the Company to disclose or use such information, as well as to misappropriate the Company's goodwill and know-how for the benefit of such other person, association, entity or company.

     The Executive acknowledges that, in exchange for the execution of the noncompetition restriction set forth below, he has received or will receive substantial and valuable consideration. The Executive agrees that this consideration constitutes fair and adequate consideration for the execution of the noncompetition restriction.

     Ancillary to the enforceable promises set forth in this Agreement, the Executive agrees that during term of this Agreement and for a period of twelve (12) months after the date of termination of his employment, for whatever reason, the Executive shall not, without the prior written consent of the Company, directly or indirectly, whether as a director, officer, employee, agent, consultant or otherwise, engage in any of the following activities in competition with the Company in the metropolitan areas (as defined by the United States Census Bureau) of any city in which the Company or DCRI maintains a place of business as of the date of termination of his employment: (i) sell or solicit orders for any product or service for which the Executive sold or solicited orders, or directed others to sell or solicit orders, during the term of this Agreement; or (ii) sell, solicit or contact with a view to selling any such product or service for, from or to any person, firm or corporation from whom the Executive solicited any order, or to whom the Executive sold any such product or service, or from whom the Executive directed another to solicit any order or to sell any

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such product or service, at any time during Executive's employment with the
Company; provided however, that nothing contained herein shall prevent the Executive from (i) accepting public-speaking engagements for which he is paid and (ii) selling the products that he has developed independently from his employment with the Company so long as the Company has no rights with respect to such products.

     The Executive agrees that the noncompetition restriction set forth above is ancillary to an otherwise enforceable agreement and supported by independent valuable. The Executive further agrees that the limitations as to time, geographical area and scope of activity to be restrained by this restriction are reasonable and acceptable and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. The Executive further agrees that if, at some later date, a court of competent jurisdiction determines that the restriction set forth in this Paragraph does not meet such, this Paragraph may be reformed by the court and enforced to the maximum extent permitted under Texas law.

     If the Executive is found to have violated any of the provisions of this Paragraph, the Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. It is the intent of this Paragraph that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so that Executive may not profit by his breach.

     The Executive's obligations under Paragraph shall survive the termination of this Agreement and shall not be assignable by Executive.

     11. NONDISCLOSURE AGREEMENT. During the term of this Agreement, the Company will provide to the Executive certain confidential and proprietary information owned by the Company.

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The Executive acknowledges that he occupies or will occupy a position of trust and confidence with the Company, and that the Company would be irreparably damaged if Executive were to breach the covenants set forth in this Paragraph. Accordingly, the Executive agrees that he will not, without the prior written consent of the Company, at any time during the term of this Agreement or any time thereafter, except as may be required by competent legal authority or as required by the Company to be disclosed in the course of performing the Executive's duties under this Agreement for the Company, use or disclose to any person, firm or other legal entity, any confidential records, secrets or information related to the Company or any parent, subsidiary or affiliated person or entity (collectively, "Confidential Information"). Confidential Information shall include, without limitation, information about the Employer's customer lists, product pricing, data, know-how, processes, ideas, product development, market studies, computer software and programs, database technologies, strategic planning, and risk management. The Executive acknowledges and agrees that all Confidential Information of the Company and/or its affiliates that he has acquired, or may acquire, were received, or will be received in confidence and as a fiduciary of the Company. The Executive will exercise utmost diligence to protect and guard such Confidential Information. The Executive agrees that he will not, without the express written consent of the Board of Directors of the Company, take with him upon the termination of this Agreement any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information.

     12. NOTICES. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below.

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Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

     13.  MISCELLANEOUS.

          a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party (except that the Company may assign this Agreement to an affiliate), the terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.

          b. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Executive by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

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          c.   All agreements and covenants contained herein are severable and in the event any of them, with the exception of those contained in Paragraph 1 hereof, shall be held to be invalid, as written pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

          d. Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Dallas County, Texas, if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Paragraph 12(d) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator; the majority decision of the arbitrators shall be final and conclusive upon the parties to this Agreement. Each party to the arbitration proceedings conducted pursuant to this Agreement shall bear his or its own expenses, except that the expenses of the arbitrators shall be borne equally by the Company and the Executive.

          e. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that (i) such litigation proceedings must be held in Dallas County, Texas, and (ii) the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, reasonable attorneys' fees and expenses incurred in connection with the dispute involved.

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          f.   This Agreement has been made under and shall be governed by the laws of the State of Texas.







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     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of January 1, 1998.

                              COMPANY:

                              MANAGEMENT ALLIANCE CORPORATION


                              By:
                                   ---------------------------------------
                                   Name:
                                         ---------------------------------
                                   Title:
                                         ---------------------------------

                              Address:  12801 North Central Expressway
                                        Suite 350
                                        Dallas, Texas 75243



                              --------------------------------------------
                              Anthony J. Bruno

                              Address:
                                         ---------------------------------

                                         ---------------------------------





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